Exhibit 99.1

N E W S  R E L E A S E

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO H. Andrew DeFerrari, Senior Vice President and CFO (561) 627-7171

Palm Beach Gardens, Florida		July 6, 2016

DYCOM COMPLETES ACQUISITION OF CERTAIN ASSETS OF THE WIRELESS NETWORK
DEPLOYMENT AND WIRELINE BUSINESSES OF GOODMAN NETWORKS

Palm Beach Gardens, Florida, July 6, 2016 - Dycom Industries, Inc. (NYSE: DY) announced today that it has completed its acquisition of certain assets and related liabilities used in the current wireless network deployment and wireline businesses of Goodman Networks Incorporated for a cash purchase price of $107.5 million, subject to an estimated working capital adjustment of $4.7 million. Dycom funded the acquisition through a combination of cash on hand and borrowings under Dycom’s senior secured credit facility.
Forward Looking Information

This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. These statements include expectations regarding an acquisition, including expected benefits of the transaction, future financial and operating results, future opportunities for the combined businesses and other statements regarding events or developments that the parties believe or anticipate will or may occur in the future. These statements are based on management’s current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. Such risks and uncertainties include business and economic conditions and trends in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, and the other risks detailed in our filings with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements.
About Dycom Industries, Inc.

Dycom is a leading provider of specialty contracting services throughout the United States and in Canada. These services include project management, engineering, construction, maintenance and installation services for telecommunications providers, underground facility locating services for various utilities, including telecommunications providers, and other construction and maintenance services for electric and gas utilities.